EXHIBIT 11

COMPUTATION OF EARNINGS PER SHARE
(Dollars in thousands except per share earnings)



					      Year Ended June 30,
				      -------------------------------------
                                      1996          1995           1994
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DATA AS TO EARNINGS:
Income (loss) before
cumulative effect of a            $  (5,001)    $  (1,618)     $   3,992
change in accounting for
income taxes

Less: preferred stock
dividends                            (2,307)       (2,080)        (2,080)
- ----------------------------------------------------------------------------
Income (loss) before
cumulative effect
applicable to common
and common equivalent shares      $  (7,308)    $  (3,698)     $   1,912
- ----------------------------------------------------------------------------
Cumulative effect of a change
in accounting for income taxes    $     ---     $     ---      $   4,149
- ----------------------------------------------------------------------------
DATA AS TO NUMBER OF COMMON
SHARES:

Weighted average shares
outstanding                        15,039,391   14,977,248      14,906,896

Common equivalent shares
relating to contingent issuance           ---       35,877          85,298
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Average number of common shares
and common share equivalents       15,039,391   15,013,125      14,992,194
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PRIMARY EARNINGS PER COMMON
SHARE:

Income (loss) before cumulative
effect of a change in accounting
for income taxes                     $   (.49)      $ (.25)        $   .13

Cumulative effect of a change in
accounting for income taxes               ---          ---             .28
- ----------------------------------------------------------------------------
Net Income (Loss)                    $   (.49)      $ (.25)        $   .41
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EARNINGS PER COMMON SHARE AND
COMMON SHARE EQUIVALENT
(Note 1, below):

Income (loss) before cumulative
effect of a change in accounting
for income taxes                     $   (.49)     $  (.25)        $   .13

Cumulative effect of a change in
accounting for income taxes               ---          ---             .28
- ----------------------------------------------------------------------------
Net Income (Loss)                    $   (.49)     $  (.25)        $   .41
============================================================================

Note 1: Common share equivalents in the aggregate dilute the primary earnings per common share by less than 3 percent.